UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2019

COMMAND CENTER, INC.
(Exact name of registrant as specified in its Charter)

Washington	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3609 S. Wadsworth Blvd., Suite 250, Lakewood, CO	80235
(Address of Principal Executive Offices)	(Zip Code)

(866) 464-5844
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	CCNI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 26, 2019, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”) with Resolute Enterprises, LLC, a Florida limited liability company (“Resolute”), for the sale of certain assets related to the operations of the Company’s branches in Corona, Hayward, Sacramento, and Fresno, CA (collectively, the “Branch Assets”).

The closing under the Purchase Agreement is scheduled to occur on September 27, 2019 or at such other time as the parties may agree to in writing. The aggregate purchase price for the Branch Assets consists of $1.8 million paid in the form of a promissory note accruing interest at an annual rate of 10% issued by Resolute to the Company. The promissory note is secured by the Branch Assets.

Resolute has deposited $150,000.00 in escrow (“Breakup Fee”). If the transaction closes as scheduled, the Breakup Fee will be returned to Resolute. If the transaction does not close for any reason other than those set forth in the Purchase Agreement, the Breakup Fee will be forfeited to the Company.

The Purchase Agreement contains negotiated representations, warranties, covenants, and indemnification provisions by the parties, which are believed to be customary for transactions of this type.

On August 30, 2019 the Company issued a press release announcing the above transaction, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the press release furnished as Exhibit 99.1 contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These statements are subject to uncertainties and risks, including, but not limited to, national, regional and local economic conditions, the availability of workers’ compensation insurance coverage, the availability of capital and suitable financing for the company’s activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in our most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission, copies of which are available on our website at www.commandonline.com and the SEC website at www.sec.gov.  All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Further information on risks we face is contained in our filings with the SEC, including our Form 10-K for the fiscal year ended December 28, 2018 and our Form 10-Q for the quarter ended June 28, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated as of August 30, 2019, issued by Command Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMAND CENTER, INC.
(Registrant)

Date: August 30, 2019	By:	/s/ John McAnnar
John McAnnar
Vice President and General Counsel

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